UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2006
ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-02199	39-0126090
(State or other jurisdiction of	(Commission File	(I.R.S. Employer Identification
incorporation or organization)	Number)	No.)

5075 Westheimer
Suite 890
Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 369-0550
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 25, 2006, Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”) entered into an asset purchase agreement (the “Agreement”) with Oil & Gas Rental Services, Inc., a Louisiana corporation (“Seller”), to purchase substantially all of the assets and properties of Seller used in its business of providing specialized rental tool equipment to oil and gas companies. The consideration for the acquisition consists of (i) $291 million in cash and (ii) 3.2 million shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”). The purchase price is subject to post-closing adjustments based on the amount of Seller’s working capital as of the closing date. In addition, upon execution of the Agreement, the Company deposited $9,000,000 in an interest bearing account maintained by Seller. The deposit will be credited against the cash portion of the purchase price at the closing, unless the closing does not occur on or prior to December 31, 2006, and as of such date, all of the deposit forfeiture conditions in the Agreement have been satisfied (in which case, Seller would retain the $9,000,000 as liquidated damages). The Agreement contains customary representations, warranties, covenants, non-compete agreements, conditions to closing and mutual indemnification provisions.
     In addition, the Agreement provides that, as a condition to Seller’s obligation to close, the Company must enter into an investor rights agreement with Seller. The Company anticipates that, pursuant and subject to the terms, conditions and limitations set forth in the investor rights agreement:
•	upon closing of the acquisition, Seller shall have the right to designate one nominee for election to the Company’s board of directors;

•	one year after the closing date, the Company will be required to file with the Securities and Exchange Commission a shelf registration statement registering the offer and resale by Seller of all the shares of Common Stock issued to Seller pursuant to the Agreement; and

•	Seller will have “piggyback” registration rights to include such shares in the first two registered offerings of Common Stock by the Company that occur at least one year after the closing date (other than certain specifically excluded registrations).
     A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01. The foregoing description of the Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Agreement.
Item 7.01 Regulation FD Disclosure.
     The Company has received a commitment, subject to customary conditions, from Royal Bank of Canada to extend a bridge loan to finance the cash portion of the purchase price for the acquisition described in Item 1.01 above.

Item 8.01 Other Events.
     On October 26, 2006, the Company issued a press release announcing that the Company entered into the Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Asset Purchase Agreement, dated October 25, 2006, by and between Allis-Chalmers Energy Inc. and Oil & Gas Rental Services, Inc.

99.1	Press Release, dated October 26, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.
Date: October 26, 2006	By:	/s/ Theodore F. Pound III
Theodore F. Pound III
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Asset Purchase Agreement, dated October 25, 2006, by and between Allis-Chalmers Energy Inc. and Oil & Gas Rental Services, Inc.

99.1	Press Release, dated October 26, 2006.